FARMER MAC NEWS

FOR IMMEDIATE RELEASE	CONTACT
August 10, 2009	Mary Waters
Farmer Mac
202-872-7700

Farmer Mac Reports Second Quarter Results

GAAP Earnings of $25 Million Grow Capital Surplus to $100 Million

Core Earnings Remain Steady at $4.7 Million

Washington, DC – The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A) today reported second quarter net income of $25.4 million, or $2.49 per diluted common share, for the three months ended June 30, 2009.  Second quarter 2009 results compare to second quarter 2008 net income of $21.4 million, or $2.13 per diluted common share, and $33.5 million, or $3.31 per diluted common share, for first quarter 2009.  Second quarter 2009 results were driven by gains in the values of financial derivatives and recoveries of previously-recorded losses related to loans for ethanol plants.

Farmer Mac’s core earnings were $4.7 million for second quarter 2009, compared to $4.8 million for first quarter 2009 and $7.1 million for second quarter 2008.  Farmer Mac’s core and GAAP earnings included releases of its allowance for losses of $6.2 million in second quarter 2009 and provisions for loan losses of $6.1 million in first quarter 2009.  There were no such releases or provisions in second quarter 2008.

Farmer Mac President and Chief Executive Officer Michael Gerber stated, “Farmer Mac continues to improve its financial condition, reduce risk and strengthen its position in the marketplace.  These changes have positioned Farmer Mac to take advantage of business opportunities and, in turn, to begin to regenerate shareholder value for the long term.  Our capital surplus currently stands at $100 million, compared to $67 million at March 31, 2009 and $13 million at December 31, 2008.  During second quarter 2009, Farmer Mac improved its capital position through the retention of earnings and by adding $20.0 million of capital raised in conjunction with new business.  With lenders in both the agricultural and rural utilities sectors continuing to face capital markets and economic challenges, Farmer Mac represents an important source of liquidity and risk and capital management to help lenders meet the increasing borrowing needs of their customers.”

The Corporation’s outstanding portfolio of loans, guarantees and commitments grew to $10.4 billion during the quarter and, with the exception of ethanol loans, continues to perform well.  Delinquencies on non-ethanol loans decreased slightly from the first quarter and remain below Farmer Mac’s long-term average.  This is in part a result of the cumulative strong performance of the U.S. agricultural economy over the past several years.  Excluding the ethanol loans, 90-day delinquencies were $23.5 million (0.53 percent of the portfolio) as of June 30, 2009, compared to $27.7 million (0.61 percent of the portfolio) as of March 31, 2009.  Farmer Mac’s 90-day delinquencies, including ethanol loans, were $42.3 million (0.95 percent of the portfolio) as of June 30, 2009, compared to $86.2 million (1.90 percent of the portfolio) as of March 31, 2009.  The large decrease from first quarter was because four of Farmer Mac’s ethanol loans were transferred to real estate owned during second quarter.  Farmer Mac acquired interests in those plants as a result of the bankruptcy of the borrowers.  Three of those plants became subject to sale agreements during third quarter 2009, and the lending groups that Farmer Mac participates in have agreed to provide a significant portion of the financing to the purchasers.  The ethanol industry has suffered due to the volatility of commodity prices, but pressure on the industry has moderated somewhat in recent months, with the cost of corn (the primary input) having decreased and the price of ethanol having risen.  Both input costs and ethanol prices remain volatile and the industry still faces challenges for the foreseeable future.

Farmer Mac’s effective net interest spread was 82 basis points ($9.9 million) for second quarter 2009, compared to 101 basis points ($12.6 million) for first quarter 2009 and 101 basis points ($14.8 million) for second quarter 2008.  Farmer Mac’s short-term borrowing costs relative to LIBOR, which had been at unusually low levels for several quarters, began to move back toward historical levels during second quarter 2009.  As of June 30, 2009, Farmer Mac’s effective duration gap was plus 1.3 months, compared with minus 2.4 months as of December 31, 2008.

Farmer Mac uses core earnings, a non-GAAP disclosure, to measure corporate economic performance and develop financial plans because, in management’s view, core earnings more accurately represent Farmer Mac’s economic performance, transaction economics and business trends before the effects on earnings of changes in the fair values of financial derivatives and trading assets.  Those changes reflect the application of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”) and Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities Including an amendment of FASB Statement No. 115 (“SFAS 159”).  Farmer Mac’s disclosure of this non-GAAP measure is not intended to replace GAAP information but, rather, to supplement it.

A reconciliation of Farmer Mac’s GAAP net income available to common stockholders to core earnings is presented in the following table; that reconciliation is supplemented by a further adjustment related to the impairment losses on investments to assist in the comparison of results to prior periods.

Reconciliation of GAAP Net Income Available to Common Stockholders to Core Earnings
	Three Months Ended				Six Months Ended
	June 30, 2009		June 30, 2008		June 30, 2009		June 30, 2008
	(in thousands, except per share amounts)
		Per		Per		Per		Per
		Diluted		Diluted		Diluted		Diluted
		Share		Share		Share		Share
GAAP net income available
to common stockholders	$ 25,385	$ 2.49	$ 21,431	$ 2.13	$ 58,903	$ 5.80	$ 13,174	$ 1.31

Less the effects of SFAS 133 and SFAS 159:
Unrealized gains/(losses) on financial derivatives, net of tax	20,281	1.99	25,102	2.49	30,009	2.95	(311)	(0.03)
Unrealized gains/(losses) on trading assets, net of tax	23	0.00	(11,224)	(1.11)	20,580	2.03	(4,652)	(0.47)
Net effects of settlements on agency forward contracts, net of tax	367	0.04	461	0.05	(1,193)	(0.12)	507	0.05

Core Earnings	$ 4,714	$ 0.46	$ 7,092	$ 0.70	$ 9,507	$ 0.94	$ 17,630	$ 1.76

Impairment losses on investments	(2,292)	(0.23)	(5,344)	(0.53)	(2,373)	(0.23)	(5,344)	(0.53)

Total	$ 7,006	$ 0.69	$ 12,436	$ 1.23	$ 11,880	$ 1.17	$ 22,974	$ 2.29

    During second quarter 2009, Farmer Mac recorded in earnings other-than-temporary impairment losses of $2.3 million.  These charges related to investments in CIT Group Inc. corporate debt securities and The Reserve Primary Fund.  In July 2009, Farmer Mac sold its $35 million CIT investment at a price of 94.55% of par, resulting in a realized loss of $1.9 million.  Farmer Mac recognized $1.0 million of this loss in the second quarter 2009 earnings as an other-than-temporary impairment charge.  The remaining $0.9 million will be recognized in third quarter 2009 financial results.  Farmer Mac also recorded an impairment loss of $1.3 million related to its investment in The Reserve Primary Fund, which represents 1.6% of the initial investment of $81.7 million.

More complete information on Farmer Mac’s performance for the quarter ended June 30, 2009 is set forth in the Form 10-Q filed by Farmer Mac with the Securities and Exchange Commission (SEC) earlier today.

Forward-Looking Statements

In addition to historical information, this release includes forward-looking statements that reflect management’s current expectations for Farmer Mac’s future financial results, business prospects and business developments.  Management’s expectations for Farmer Mac’s future necessarily involve a number of assumptions and estimates and the evaluation of risks and uncertainties.  Various factors or events could cause Farmer Mac’s actual results to differ materially from the expectations as expressed or implied by the forward-looking statements, including uncertainties regarding:  (1) the ability of Farmer Mac to increase its capital in an amount and at a cost sufficient to enable it to continue to operate profitably and provide a secondary market for agricultural mortgage and rural utilities loans; (2) the availability of reasonable rates and terms of debt financing to Farmer Mac; (3) fluctuations in the fair value of assets held by Farmer Mac, particularly in volatile markets; (4) the rate and direction of development of the secondary market for agricultural mortgage and rural utilities loans, including lender interest in Farmer Mac credit products and the Farmer Mac secondary market; (5) the general rate of growth in agricultural mortgage and rural utilities indebtedness; (6) borrower preferences for fixed rate agricultural mortgage indebtedness; (7) legislative or regulatory developments that could affect Farmer Mac; (8) increases in general and administrative expenses attributable to changes in the business and regulatory environment, including the hiring of additional personnel with expertise in key functional areas; (9) the willingness of investors to invest in Farmer Mac Guaranteed Securities; (10) the severity and duration of current economic and financial conditions generally and within the agricultural and rural utilities sectors in particular; and (11) developments in the financial markets, including possible investor, analyst and rating agency reactions to events involving GSEs, including Farmer Mac.  Other risk factors are discussed in Farmer Mac’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on March 16, 2009, and in Farmer Mac’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, as filed with the SEC earlier today.  The forward-looking statements contained in this release represent management’s expectations as of the date of this release.  Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect new information or any future events or circumstances, except as otherwise mandated by the SEC.

Farmer Mac is a stockholder-owned instrumentality of the United States chartered by Congress to establish a secondary market for agricultural real estate and rural housing mortgage loans, rural utilities loans, and USDA-guaranteed farm program and rural development loans.  Farmer Mac’s Class C non-voting and Class A voting common stocks are listed on the New York Stock Exchange under the symbols AGM and AGM.A, respectively.  Additional information about Farmer Mac (as well as the Form 10-K and Form 10-Q referenced above) is available on Farmer Mac’s website at www.farmermac.com.  The conference call to discuss Farmer Mac’s second quarter 2009 financial results and the Corporation’s Form 10-Q for second quarter 2009 will be webcast on Farmer Mac’s website beginning at 11:00 a.m. eastern time on Tuesday, August 11, 2009.  An audio recording of that call will be available on Farmer Mac’s website for two weeks after the call is concluded.